UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2015

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2015, LeMaitre Vascular, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the Third Amended and Restated 2006 Stock Option and Incentive Plan (the “Amended Plan”). In accordance with the terms of the Amended Plan, it became effective as of June 4, 2015 upon receipt of the requisite approval of the Company’s stockholders. The Amended Plan increases the aggregate number of shares authorized for issuance under the Company’s Amended and Restated 2006 Stock Option and Incentive Plan by 2,500,000 shares to 5,500,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s prior option plans, as specified in the Amended Plan.

A summary of the Amended Plan is set forth in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2015. That summary and the foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On June 4, 2015, the Company held its 2015 Annual Meeting of Stockholders. A total of 17,510,557 shares of the Company’s common stock were entitled to vote as of April 8, 2015, the record date for the Annual Meeting, of which 13,741,156 shares were present in person or represented by proxy at the Annual Meeting.

(b) Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of three Class III directors nominated by the Board of Directors for three-year terms; (ii) the approval of the Company’s Third Amended and Restated 2006 Stock Option and Incentive Plan and (ii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No. 1 – Election of Directors

By a majority of votes cast, the stockholders elected the following three nominees as Class III directors for a term of three years expiring upon the 2018 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified. Lawrence J. Jasinski received a vote of 10,305,879 shares for, 1,080,498 shares withheld and 2,354,779 broker non-votes. Cornelia W. LeMaitre received a vote of 10,739,537 shares for, 646,840 shares withheld and 2,354,779 broker non-votes. John J. O’Connor received a vote of 11,271,342 shares for, 115,035 shares withheld and 2,354,779 broker non-votes.

Proposal No. 2 – Approval of the Company’s Third Amended and Restated 2006 Stock Option and Incentive Plan

By a majority of votes cast, the stockholders approved the Company’s Third Amended and Restated 2006 Stock Option and Incentive Plan by a vote of 7,782,509 shares for and 3,503,626 shares against, with 100,242 shares abstaining and 2,354,779 broker non-votes.

Proposal No. 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 by a vote of 13,723,269 shares for and 2,863 shares against, with 15,024 shares abstaining.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated 2006 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 8, 2015	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated 2006 Stock Option and Incentive Plan.